Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of U.S. Bancorp of our reports dated February 26, 2010, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in the 2009 Annual Report to Shareholders of U.S. Bancorp.

We consent to the incorporation by reference in the following Registration Statements:

Registration
Form	Statement No.	Purpose

S-3	333-150298	Shelf Registration Statement
S-8	333-01421	First Bank System, Inc. 1994 Stock Incentive Plan and 1991 Stock Incentive Plan
S-8	333-02623	First Bank System, Inc. 1996 Stock Incentive Plan
S-8	333-32635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-51635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-76887	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-82691	Bank of Commerce 1989 and 1995 Stock Option Plans (as assumed by U.S. Bancorp)
S-8	333-38846	U.S. Bancorp 1999 Stock Incentive Plan
S-8	333-47968	Scripps Bank 1992 and 1995 Stock Option Plans and Scripps Bank 1998 Outside Directors Stock Option Plan
S-8	333-48532	Various benefit plans of Firstar Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-65774	Various stock options and incentive plans of Nova Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-68450	U.S. Bancorp 2001 Employee Stock Incentive Plan
S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan
S-8	333-100671	U.S. Bancorp 401(k) Savings Plan
S-8	333-142194	Various benefit plans of U.S. Bancorp

of our reports dated February 26, 2010, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in the 2009 Annual Report to Shareholders of U.S. Bancorp, which is incorporated by reference in this Annual Report (Form 10-K) of U.S. Bancorp for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 26, 2010